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                                                                    EXHIBIT 99.2
                       CONSENT OF HAMBRECHT & QUIST LLC

      We hereby consent to the inclusion of our opinion letter dated May 9, 1999 to the Board of Directors of Xoom.com, Inc. as Appendix C-2 to the Proxy Statement/Prospectus which forms part of the Registration Statement on Form S-4 of NBC Internet, Inc., relating to the proposed business combination involving Xoom.com, Inc., CNET and NBC Internet, Inc., and to the references to such opinion in the Proxy Statement/Prospectus under the captions "Summary -- Opinion of Financial Advisors to Xoom.com," "The Transactions -- Background," and "-- Recommendation of Xoom.com's Board of Directors and Reasons for the Transactions," "-- Opinion of Xoom.com's Financial Advisors" and "-- Opinion of Hambrecht & Quist." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder (collectively, the "Securities Act"), nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act.

                                              Hambrecht & Quist LLC


                                              By:  /s/ David Golden
                                                 -------------------------------
                                              Name:    David Golden
                                              Title:   Managing Director

July 9, 1999